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                                                                  EXHIBIT 10(i)





                                  THE SCOTTS COMPANY
                                1996 STOCK OPTION PLAN
                        (AS AMENDED THROUGH DECEMBER 16, 1996)

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                                  THE SCOTTS COMPANY
                                1996 STOCK OPTION PLAN
                        (AS AMENDED THROUGH DECEMBER 16, 1996)



                                      SECTION 1.

                                       PURPOSE

               The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by
(a) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and Eligible Directors, and (b) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                      SECTION 2.

                                     DEFINITIONS

               2.1 DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below:

               (a)  "Act" means the Securities Exchange Act of 1934, as amended.

               (b)  "Award" means any Option.

               (c)  "Board" means the Board of Directors of the Company.

               (d) "Cause" means (i) the willful failure by a Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of NOLO CONTENDERE to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

               (e) "Change in Control" means the occurrence of any of the following events:

                    (i) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period, shall be treated as an Incumbent Director; or

                    (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, any of its Subsidiaries, or any employee benefit plan of the Company or of any of its Subsidiaries,) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing more than 49% of the combined voting power of the Company's then outstanding securities; or

                    (iii) the shareholders of the Company shall approve a
               definitive agreement (1) for the merger or other business combination of the Company with or into another corporation, a majority of the directors

                                       -2-

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               of which were not directors of the Company immediately prior to the merger and in which the shareholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or (2) for the sale or other disposition of all or substantially all of the assets of the Company; or

                    (iv) the purchase of Stock pursuant to any tender or exchange offer made by any "person," including a "group"
               (as such terms are used in Sections 13(d) and l4(d)(2) of the Act), other than the Company, any of its Subsidiaries, or an employee benefit plan of the Company or of any of its Subsidiaries, for more than 49% of the Stock of the Company.

               (f) "Change in Control Price" means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

               (g)  "Code" means the Internal Revenue Code of 1986, as amended.

               (h) "Committee" means the Compensation and Organization Committee of the Board which shall have the meaning ascribed to a "compensation committee" in Section 1.162-27(c)(4) of the final regulations promulgated under Section 162(m) of the Code and which shall consist of three or more members, each of whom shall be (i) a person from time to time permitted by the rules promulgated under Section 16 of the Act in order for grants of Awards to be exempt transactions under said Section 16 and (ii) receiving remuneration in no other capacity than as a director, except as permitted under Section 1.162-27(e)(3) of the final regulations promulgated under Section 162(m) of the Code and the rulings thereunder.

               (i) "Company" means The Scotts Company, an Ohio corporation, and any successor thereto.

               (j) "Director Option" means a Nonstatutory Stock Option granted to each Eligible Director pursuant to Section 6.7 without any action by the Board or the Committee.

               (k) "Disability" means the inability of the Participant to perform his duties for a period of at least six months due to a physical or medical infirmity. Notwithstanding the foregoing, with respect to Incentive Stock Options, the term "Disability" shall be defined as such term is defined in Section 22(e)(3) of the Code.

               (l) "Eligible Director" means, on any date, a person who is serving as a member of the Board and who is not an Employee.

               (m) "Employee" means any officer or other key executive and management employee of the Company or of any of its Subsidiaries.

               (n) "Fair Market Value" means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on the New York Stock Exchange (or such other market or system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

               (o) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of Section 422 of the Code or (ii) a "Nonstatutory Stock Option" (NSO) which does not qualify for treatment as an "Incentive Stock Option."

               (p) "Participant" means any Employee designated by the Committee to participate in the Plan.

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               (q)  "Plan" means The Scotts Company 1996 Stock Option Plan, as in effect from time to time.

               (r) "Retirement" means termination of a Participant's employment on or after the normal retirement date or, with the Committee's approval, on or after any early retirement date established under any retirement plan maintained by the Company or a Subsidiary in which the Participant participates.

               (s) "Stock" means the Common Shares, without par value, of the Company.

               (t) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

               2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                      SECTION 3.

                            ELIGIBILITY AND PARTICIPATION

               Except as otherwise provided in Section 6.7, the only persons eligible to participate in the Plan shall be those Employees selected by the Committee as Participants.

                                      SECTION 4.

                               POWERS OF THE COMMITTEE

               4.1 POWER TO GRANT. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

               4.2 ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations (including, without limitation, whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

                                      SECTION 5.

                                STOCK SUBJECT TO PLAN

               5.1 NUMBER. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 1,500,000 shares of Stock. Subject to the provisions of Section 5.3, no Employee shall receive Awards for more than 150,000 shares of Stock over any one-year period. For this purpose, to the extent that any Award is cancelled (as described in Section 1.162-27(e)(2)(vi)(B) of the final regulations promulgated under Section 162(m) of the Code), such cancelled Award shall continue to be counted against the maximum number of shares of Stock for which Awards may be granted to an Employee under the Plan. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

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               5.2  CANCELLED, TERMINATED, OR FORFEITED AWARDS.  Except as
provided in Section 5.1, any shares of Stock subject to an Award which for any reason is cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan.

               5.3 ADJUSTMENT IN CAPITALIZATION. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for Awards under Section 5.1 or subject to outstanding Awards and the respective prices and/or limitations applicable to outstanding Awards may be appropriately adjusted by the Committee, whose determination shall be conclusive. If, pursuant to the preceding sentence, an adjustment is made to the number of shares subject to outstanding Options held by Participants a corresponding adjustment shall be made to the number of shares subject to outstanding Director Options and if an adjustment is made to the number of shares of Stock authorized for issuance under the Plan, a corresponding adjustment shall be made to the number of shares subject to each Director Option thereafter granted pursuant to Section 6.7.

                                      SECTION 6.

                                       OPTIONS

               6.1 GRANT OF OPTIONS. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and
(ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Without limiting the foregoing, the Committee may grant Options containing provisions for the issuance to the Participant, upon exercise of such Option and payment of the exercise price therefor with previously owned shares of Stock, of an additional Option for the number of shares so delivered, having such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

               6.2 OPTION PRICE. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value of the Stock on the date the Option is granted. To the extent that an Incentive Stock Option is granted to a Participant who owns (actually or constructively under the provisions of Section 424(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or of any Subsidiary, such Incentive Stock Option shall have an exercise price which is not less than 110% of the Fair Market Value on the date the Option is granted.

               6.3 EXERCISE OF OPTIONS. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service, as the Committee may impose, either at or after the time of grant of such Options; provided, however, that if the Committee does not specify another exercise schedule at the time of grant, each Option shall become exercisable in three approximately equal installments on each of the first three anniversaries of the date of grant, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted; provided, however, in the case of an Incentive Stock Option granted to a Participant who owns (actually or constructively under the provisions of Section 424(d) of the Code) Stock possessing more than 10% of total combined voting power of all classes of Stock of the Company or any Subsidiary, such Incentive Stock Option shall not be exercisable for more than 5 years after the date on which it is granted.

               6.4 PAYMENT. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by

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him, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

               6.5 INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code. Further, the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries of the Company) shall not exceed $100,000.

               6.6 DIRECTOR OPTIONS. Notwithstanding anything else contained herein to the contrary, on the first business day following the date of each annual meeting of shareholders during the term of the Plan, each Eligible Director shall receive a Director Option to purchase 5,000 shares of Stock at an exercise price per share equal to the Fair Market Value of the Stock on the date of grant. Each Director Option shall be exercisable six months after the date of grant and shall remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or NOLO CONTENDERE to, a felony, his Director Options shall be cancelled on the date he ceases to be a director. An Eligible Director may exercise a Director Option in the manner described in Section 6.4.

                                      SECTION 7.

                              TERMINATION OF EMPLOYMENT

               7.1 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of Retirement, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised at any time prior to the expiration of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter. Notwithstanding any provision contained herein, with respect to any Incentive Stock Option, a Participant who terminates his employment by reason of Retirement may exercise such Incentive Stock Option at any time prior to the expiration of the term of the Option or within three
(3) months following the Participant's termination of employment, whichever period is shorter.

               7.2 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death or Disability, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the expiration date of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter. Notwithstanding any provision contained herein, with respect to any Incentive Stock Option, a Participant whose employment terminates by reason of death or Disability may exercise (or his designated beneficiary may exercise, in the case of death) such Incentive Stock Option at any time prior to the expiration of the term of the Option or within one (1) year following the Participant's termination of employment, whichever period is shorter.

               7.3 TERMINATION OF EMPLOYMENT FOR CAUSE. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment is terminated for Cause, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.

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               7.4  TERMINATION OF EMPLOYMENT FOR ANY OTHER REASON.  Unless
otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 7.1, 7.2 or 7.3, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment shall remain exercisable until the earlier to occur of (i) the expiration of the term of such Options or (ii) the thirtieth day following the Participant's termination of employment, whichever period is shorter.

                                      SECTION 8.

                                  CHANGE IN CONTROL

               8.1 ACCELERATED VESTING AND PAYMENT. Subject to the provisions of Section 8.2 below, in the event of a Change in Control, each Option (excluding any Director Option) shall be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option.

               8.2 ALTERNATIVE AWARDS. Notwithstanding Section 8.l, no cancellation or cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

               (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

               (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

               (iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

               (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

               For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location, in each case without the Participant's written consent.

               8.3 DIRECTOR OPTIONS. Upon a Change in Control, each Director Option granted to an Eligible Director shall be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Director Option unless (i) the Stock remains traded on an established securities market following the Change in Control and (ii) such Eligible Director remains on the Board following the Change in Control.

               8.4 OPTIONS GRANTED WITHIN SIX MONTHS OF THE CHANGE IN CONTROL. If any Option (including a Director Option) granted within six months of the date on which a Change in Control occurs (i) is held by a person subject to the reporting requirements of Section 16(a) of the Act and
(ii) is to be cashed out pursuant to Section 8.1 or 8.3, such cash out shall not occur unless and until, in the opinion of the Company's counsel, such cash out could

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occur without such reporting person being potentially subject to liability under Section 16(b) of the Act by reason of such cash out.

                                      SECTION 9.

                   AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

               The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided, however, that no amendment may be made to Section 6.6 or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended. Any such amendment, termination or suspension may be made without the approval of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Act, or any successor rule or regulation, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities. No amendment of the Plan shall result in any Committee member's losing his status as a "disinterested person" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company or result in the Plan's losing its status as a plan satisfying the requirements of said Rule 16b-3. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award therefore granted under the Plan, without the consent of the Participant.

                                      SECTION 10

                               MISCELLANEOUS PROVISIONS

               10.1 NONTRANSFERABILITY OF AWARDS. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant and all rights with respect to any Director Options granted to an Eligible Director shall be exercisable during his lifetime only by such Eligible Director.

               10.2 BENEFICIARY DESIGNATION. Each Participant and each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation shall revoke all prior designations by the same Participant or Eligible Director, shall be in a form prescribed by the Committee, and shall be effective only when filed in writing with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by his surviving spouse, if any, or otherwise to or by his estate and Director Options outstanding at the Eligible Director's death shall be exercised by his surviving spouse, if any, or otherwise by his estate.

               10.3 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards. Nothing in the Plan shall confer upon an Eligible Director a right to continue to serve on the Board or to be nominated for reelection to the Board.

               10.4 TAX WITHHOLDING. The Company shall have the power to withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy Federal, State, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or
(ii) to deliver to the Company previously acquired shares of Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total Federal, state, and local tax obligation associated with the transaction.

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               10.5 INDEMNIFICATION.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise.

               10.6 NO LIMITATION ON COMPENSATION. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees or directors, in cash or property, in a manner which is not expressly authorized under the Plan.

               10.7 REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding the foregoing, no Stock shall be issued under the Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Stock delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or traded, the Nasdaq National Market or any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

               10.8 TERM OF PLAN. The Plan shall be effective upon its adoption by the Committee, subject to approval by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the 1996 Annual Meeting of Shareholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 9, until the tenth anniversary of the date on which it is adopted by the Board.

               10.9 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Ohio.

               10.10 NO IMPACT ON BENEFITS. Plan Awards are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.